                                                                   Exhibit 10.8


                            1997 HARTFORD LIFE, INC.
                       DEFERRED RESTRICTED STOCK UNIT PLAN



                                    ARTICLE I
                              CREATION AND PURPOSE

1.1 CREATION OF THE PLAN. The 1997 Hartford Life, Inc. Deferred Restricted Stock Unit Plan (the "Plan") is created pursuant to the terms of the 1997 Hartford Life, Inc. Incentive Stock Plan (the "Incentive Stock Plan") relating to restricted stock, which terms are incorporated herein by reference. Capitalized terms used in this Plan and not defined herein shall have the meanings assigned to such terms by the Incentive Stock Plan.

1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to motivate and reward superior performance on the part of employees of the Company and Participating Companies and thereby to attract and retain employees of superior ability. In addition, the Plan is intended to further the opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company, and as a result, their interest in the success of the Company. Awards consisting of contractual rights to receive shares of class A common Stock of Hartford Life, Inc. ("Units") may be made under the Plan, in the discretion of the Committee, to Key Employees of Participating Companies who properly elect to participate in the Plan provided, however, that notwithstanding anything herein to the contrary, and to the extent permitted by applicable law, no award of Units shall be made hereunder and no Stock or certificates for shares of Stock shall be issued hereunder, and the Company shall have no obligation to make any award of Units hereunder or to issue any Stock or certificates for shares of Stock hereunder, if such award or issuance would cause the direct or indirect percentage ownership by The Hartford Financial Services Group, Inc. of the combined voting power or the value of the capital stock of the Company to fall below 80%. Participation in the Plan shall require a Key Employee's irrevocable election to receive in the form of Units a portion of certain bonuses that may become payable to such Key Employee, such Units entitling the Key Employee to receive certain Stock at the end of a three year restriction period to the extent provided herein.


                                   ARTICLE II
                                   DEFINITIONS

2.1 "ACCOUNT" means an account maintained on behalf of a Participant on the books of the Company in accordance with the terms hereof.

2.2 "ACCELERATION EVENT" shall have the meaning assigned by the Incentive Stock Plan.

2.3 "AWARD DATE" means the date designated by the Committee for the award of Units pursuant to the Plan.

2.4 "BOARD OF DIRECTORS" means the Board of Directors of Hartford Life, Inc.

2.5 "BENEFICIARY" shall have the meaning assigned by the Incentive Stock Plan.

2.6 "COMMITTEE" means the Compensation and Personnel Committee of the Board of Directors, or such other Committee as the Board may designate to administer the Plan pursuant to Article VIII.

2.7 "COMPANY" means Hartford Life, Inc. and its subsidiaries, and their successors and assigns.

2.8 "DIVIDEND AMOUNT" means the per share cash dividend amount paid on the Stock on a particular dividend payment date.

2.9 "DIVIDEND CONVERSION PRICE" means the Fair Market Value of one share of the Stock on the date that a dividend is paid on such Stock.

2.10 "DIVIDEND RECORD DATE" means the date fixed by the Board of Directors as the date for determining those holders of Stock who are entitled to receive payment of any dividend declared by the Board of Directors.

2.11 "ELECTIVE UNITS" shall have the meaning assigned by Article III of the Plan.

2.12 "FAIR MARKET VALUE" shall have the meaning assigned by the Incentive Stock Plan.

2.13 "INCENTIVE STOCK PLAN" means the 1997 Hartford Life, Inc. Incentive Stock Plan, as amended from time to time.

2.14 "KEY EMPLOYEE" shall have the meaning assigned by the Incentive Stock Plan.

2.15 "NORMAL VESTING DATE" means the third anniversary of the Award Date.

2.16 "PARTICIPANT" means a Key Employee who properly elects to participate in the Plan pursuant to Article V of the Plan.

2.17 "PARTICIPATING COMPANY" shall have the meaning assigned by the Incentive Stock Plan.

2.18 "PLAN" means this 1997 Hartford Life, Inc. Deferred Restricted Stock Unit Plan.

2.19 "PREMIUM UNITS" shall have the meaning assigned by Article IV of the Plan.

2.20 "PLAN ADMINISTRATOR" shall have the meaning assigned by Article VIII of the Plan.

2.21 "RETIREMENT" shall have the meaning assigned by the Incentive Stock Plan.

2.22 "STOCK" shall mean the Class A common stock ($.01 par value) of Hartford Life, Inc.

2.23 "TOTAL DISABILITY" shall have the meaning assigned by the Incentive Stock Plan.

2.24 "UNITS" shall have the meaning assigned by Article I of the Plan.


                                   ARTICLE III
                                 ELECTIVE UNITS

3.1 AWARD OF ELECTIVE UNITS. On the Award Date, the Committee may, in its discretion, award to each Participant a number of whole and/or fractional contractual rights to receive in accordance with the Plan shares of Stock (the "Elective Units") equal to (a) the portion of bonus elected by the Participant in accordance with Article V, divided by (b) the Fair Market Value of the Stock on the Award Date. If the Committee does not make an award to a Participant pursuant to this Section, any election made by the Participant pursuant to
Article V shall be null and void.

3.2 CREDITING OF ELECTIVE UNITS TO ACCOUNT. The number of whole and/or fractional Elective Units awarded to a Participant pursuant to this Article III shall be credited, as of the Award Date, to the Participant's Account.

3.3 VESTING OF ELECTIVE UNITS. The rights of a Participant with respect to Elective Units awarded hereunder shall be fully vested and nonforfeitable at all times. To the extent provided in Article VII, the Participant shall become entitled to receive certificates for shares of Stock corresponding to such Elective Units credited to the Participant's Account on the applicable date identified in Article VII.


                                   ARTICLE IV
                                  PREMIUM UNITS

4.1 AWARD OF PREMIUM UNITS. On the Award Date, the Committee shall award to each Participant a number of additional whole and/or fractional contractual rights to receive in accordance with the Plan shares of Stock (the "Premium Units") equal to 10% of the Elective Units awarded to the Participant pursuant to Article III.

4.2 CREDITING OF PREMIUM UNITS TO ACCOUNT. The number of whole and/or fractional Premium Units awarded to a Participant pursuant to this Article IV shall be credited, as of the Award Date, to the Participant's Account.

4.3 VESTING OF PREMIUM UNITS. Except as otherwise provided herein, a Participant's rights with respect to Premium Units shall vest on the Normal Vesting Date. To the extent provided in Article VII, the Participant shall become entitled to receive certificates for shares of Stock corresponding to vested Premium Units credited to the Participant's Account on the applicable date identified in Article VII.

      A. TERMINATION OF EMPLOYMENT. In the event of a Participant's termination of employment with all Participating Companies prior to the Normal Vesting Date due to (i) death, (ii) Total Disability, or (iii) Retirement, the Premium Units credited to the Participant's Account as of the date of such termination shall become immediately vested and nonforfeitable. In the event of a Participant's termination of employment with all Participating Companies for any other reason, any Premium Units credited to the Participant's Account that have not become vested on or before the date of such termination shall be forfeited, unless the Committee determines otherwise in its sole discretion in accordance with the Incentive Stock Plan. Premium Units forfeited by a Participant pursuant to this Section shall immediately be deducted from the Participant's Account.


                                    ARTICLE V
                                  PARTICIPATION

5.1 ELECTION TO PARTICIPATE. A Key Employee may participate in the Plan by filing a properly completed election agreement, or such other authorization as the Plan Administrator may require, with the party and by the date designated by the Plan Administrator. The election of a Key Employee hereunder shall only apply to the bonus as to which the election is made, and shall be irrevocable, unless otherwise determined by the Committee in its sole discretion. The election of a Key Employee shall be deemed null and void if no award pursuant to
Article III hereof is made to the Key Employee with respect to such election.

5.2 ELECTION FORM. The election agreement completed by a Participant pursuant to this Article V shall (a) identify a portion of the Participant's bonus that may become payable with respect to the Participant's services, (b) contain the Participant's election to receive such portion of such bonus (which would otherwise become payable in cash) in the form of Elective Units in accordance with the Plan, and (c) contain such other information as the Plan Administrator may require.

5.3 MAXIMUM AND MINIMUM AMOUNTS REQUIRED FOR PARTICIPATION. The Committee may designate a maximum and a minimum portion of a Key Employee's bonus, in terms of a percentage or other amount of such bonus, as to which an election may be made hereunder.

                                   ARTICLE VI
                              DIVIDEND EQUIVALENTS

6.1 DIVIDEND EQUIVALENTS ON ELECTIVE UNITS. As soon as practicable after any dividend is paid on the Stock, a Participant's Account shall be credited with additional Elective Units equal to (a) the product of (i) the Dividend Amount, and (ii) the number of whole and fractional Elective Units credited to the Participant's Account as of the Dividend Record Date, divided by (b) the Dividend Conversion Price.

6.2 DIVIDEND EQUIVALENTS ON PREMIUM UNITS. As soon as practicable after any dividend is paid on the Stock, the Participant's Account shall be credited with additional Premium Units equal to (a) the product of (i) the Dividend Amount, and (ii) the number of whole and fractional Premium Units credited to the Participant's Account as of the Dividend Record Date, divided by (b) the Dividend Conversion Price.

6.3 TREATMENT OF UNITS CREDITED IN RESPECT OF DIVIDEND EQUIVALENTS. Any additional Units credited to the Account of a Participant pursuant to this
Article VI shall, as of the date so credited, be treated for all purposes of this Plan (including, without limitation, the provisions hereof pertaining to the crediting of future dividend equivalents and the vesting of Premium Units) as though part of the Elective Units and Premium Units in relation to which such additional Units were credited, respectively.

6.4 NON-CASH DIVIDENDS. In the event that a stock dividend is paid on the Company's Stock, the appropriate Dividend Amount for purposes of this Article VI shall be determined in accordance with Section 9.3 hereof.


                                   ARTICLE VII
                      RECEIPT OF SHARES IN RESPECT OF UNITS

7.1 GENERAL RULE. Except as otherwise provided herein, as soon as practicable after the earlier to occur of (a) the Normal Vesting Date, or (b) the date a Participant's employment with all Participating Companies terminates, the Company shall issue to such Participant certificates for shares of Stock corresponding to the number of whole Elective Units and whole vested Premium Units credited to the Participant's Account as of the earlier of such dates.

7.2 FRACTIONAL UNITS. Notwithstanding anything herein to the contrary, if any vested fractional Units are credited to a Participant's Account (after adding together all fractional Elective and vested Premium Units then credited to the Participant's Account) on the earlier of the dates identified in Section 7.1, such fractional Units shall be paid to the Participant in cash, based on the Fair Market Value of the Stock on such date.

7.3 VOLUNTARY DEFERRAL. Upon such terms and conditions as the Committee may determine, a Participant may be permitted to elect, by written notice to the Plan Administrator filed by the date and on such form or other authorization as the Plan Administrator may require, to defer the issuance hereunder of certificates for shares of Stock pursuant to the Plan, or such other arrangement maintained by a Participating Company, if any, in which the Participant is eligible to participate as of such date. Such election shall have the effect of deferring such issuance until the date permitted by the Plan Administrator, and/or such other effect as permitted by the Committee.

7.4 ACCELERATION EVENT. Notwithstanding anything herein to the contrary, upon the occurrence of an Acceleration Event, any Premium Units then credited to the Account of a Participant shall immediately become fully vested, and certificates for shares of Stock corresponding to the Participant's Elective Units and vested Premium Units shall be issued to the Participant as soon as practicable thereafter.


                                  ARTICLE VIII
                                 ADMINISTRATION

8.1 ADMINISTRATION BY COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Plan or the Incentive Stock Plan, (a) this Plan shall be administered by the Committee, (b) the Committee shall have full authority to administer and interpret this Plan in any manner it deems appropriate in its sole discretion, and (c) the determinations of the Committee shall be binding on and conclusive as to all parties.

8.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided by the Committee in accordance with this Plan or the Incentive Stock Plan, the Plan Administrator shall be the Senior Vice President, Human Resources, of ITT Hartford Group, Inc. Except as otherwise provided in this Plan or the Incentive Stock Plan, required by applicable law, or determined by the Committee, (a) the Plan Administrator shall be responsible for the performance of such administrative duties under this Plan that are not otherwise reserved to the Committee by this Plan or the Incentive Stock Plan, (b) the Plan Administrator shall have full authority to administer and interpret this Plan in any manner it deems appropriate in its sole discretion, and (c) the determinations of the Plan Administrator shall be binding and conclusive as to all parties.

8.3 APPLICABILITY OF INCENTIVE STOCK PLAN. In the event of a conflict between the terms of this Plan and the terms of the Incentive Stock Plan, the terms of the Incentive Stock Plan shall control.

                                   ARTICLE IX
                                  MISCELLANEOUS


9.1 WITHHOLDING. The Plan Administrator shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan, including but not limited to at any time requiring a Participant to submit payment to the Company for such taxes, or withholding such taxes from a Participant's wages (or other amounts) due to the Participant.

9.2 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Participant any right with respect to continuation of employment with any of the Participating Companies or to the receipt of any bonus. The Plan shall not interfere in any way with the rights of the applicable Participating Company to terminate, or otherwise modify, the employment of any Participant or its bonus policies at any time.

9.3 CAPITAL ADJUSTMENTS FOR CORPORATE TRANSACTIONS. Upon the occurrence of an event described in Section 13 of the Incentive Stock Plan, the Committee may adjust the number of Units credited to the Account of a Participant in accordance with the terms of that Section.

9.4 DELIVERY OF SHARES OF STOCK IN THE EVENT OF DEATH. In the event of the death of a Participant, certificates for shares of Stock and/or cash corresponding to the Elective Units and vested Premium Units then credited to the Account of the Participant shall be transferred (in the same form as would have been transferred to the Participant pursuant to Article VII) as soon as practicable thereafter to such Beneficiary or Beneficiaries as properly designated by the Participant in accordance with Section 10 of the Incentive Stock Plan. If no such designation is in effect at the time of the Participant's death, or if no designated Beneficiary survives the Participant or if any Beneficiary designation conflicts with applicable law, such certificates and/or cash shall be transferred to the Participant's estate as provided in Section 10 of the Incentive Stock Plan.

9.5 RIGHTS NOT TRANSFERABLE. The rights of a Participant under the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than (a) by will, (b) by the laws of descent or distribution, or (c) pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, provided that the rights of any transferee of a Participant shall not be greater than the rights of the Participant hereunder. The foregoing restriction shall be in addition to any restrictions imposed by applicable law on a Participant's ability to dispose of Units awarded under the Plan.

9.6 EFFECT OF PLAN. The provisions of the Plan shall be binding upon all successors and assigns of a Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Participant.

9.7 USE OF FUNDS AND ASSETS. All funds and assets received or held by the Company pursuant to or in connection with the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts from its general assets. The Company may establish a trust or other entity to aid in meeting its obligations under the Plan.

9.8 SOURCE OF SHARES FOR THE PLAN. Except as otherwise provided in the Incentive Stock Plan, shares of Stock to be issued hereunder may be made available from authorized but unissued stock, shares held by the Company in treasury or shares purchased in the open market.

9.9 AMENDMENT AND TERMINATION OF THE PLAN. Subject to the provisions of the Incentive Stock Plan, the Board of Directors may amend or terminate this Plan at any time. Amendments to the Plan may be made by the Committee or the Plan Administrator to the extent (a) required by applicable law, or (b) required to maintain a favorable tax status for the Plan.

9.10 GOVERNING LAW. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

9.11 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provisions had not been included herein.